AMENDMENT TO
                        MARKETING ORGANIZATION AGREEMENT
                         OF SECURITY DISTRIBUTORS, INC.
                              Effective May 2, 2006

WHEREAS, you have entered into a Marketing Organization Agreement with Security Distributors, Inc. ("SDI") (solely in its capacity as underwriter of the Variable Products issued by the insurance company(s), including First Security Benefit Life Insurance and Annuity Company of New York, (each referred to herein as "insurance company") identified in the Commission Schedule(s)) (hereinafter called the "Agreement"); and

WHEREAS, SDI desires to amend the Agreement as set forth below;

          NOW, THEREFORE, the Agreement is hereby amended by deleting in its entirety Section III and replacing it with the following:

III.   COMPLIANCE

A. GENERAL REQUIREMENTS. Marketing Organization agrees to abide by all applicable local, state and federal laws and regulations, as well as the rules and regulations of the NASD and SEC in conducting business under this Agreement. Marketing Organization shall insure that all of its Marketers comply with all such rules, laws, and regulations. Marketing Organization agrees to comply with, and to cause their Marketers to comply with, any sales manuals and/or policies, procedures, rules and practices of SDI relating to the Products, privacy, Marketer conduct and similar matters and provided to Marketing Organization, as these sales manuals and/or policies, procedures, rules and practices of SDI are now in effect or may be amended or established in the future by SDI in its sole discretion. Marketing Organization agrees to notify SDI immediately in writing if it or any Marketer fails to comply with any applicable local, state and federal law and regulation (including NASD and SEC rules), or SDI's sales manuals and/or policies, procedures, rules and practices.

B. SUITABILITY. Marketing Organization agrees to abide by all applicable state and federal laws and regulations concerning suitability. Marketing Organization further agrees to abide by NASD rules and interpretive guidance regarding suitability, as applicable. Marketing Organization, through a senior manager who has responsibility for suitability functions, shall provide upon SDI's request, an annual certification certifying that Marketing Organization is performing suitability functions as required by applicable state and federal laws and regulations and NASD Conduct Rules. Marketing Organization agrees to allow SDI to perform suitability audits from time to time. Suitability audits may be performed at any of Marketing Organization's sites, via electronic communication, or other means, as deemed appropriate by SDI. If an audit is conducted at Marketing Organization's site(s), Marketing Organization agrees to allow SDI reasonable access to the building, and books and records as requested by SDI or its representatives.

C. SUPERVISION OF MARKETERS. Marketing Organization shall recruit, train and supervise Marketers for the sale of the Products. Marketing Organization shall be responsible for any Marketer appointed hereunder complying with the terms, conditions, and limitations as set forth in this Agreement and any sales manuals and/or policies, procedures, rules and practices of SDI. Marketing Organization shall supervise all Marketers and be responsible for their training and compliance with applicable insurance laws and regulations, and if any act or omission of a Marketer or employee of Marketing Organization is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys' fees) to SDI, Marketing Organization shall be liable therefore. Marketing Organization shall supervise its Marketers and be responsible for their training and compliance with applicable federal and state securities laws and regulations and the rules of the NASD, and if any act or omission of a Marketer or employee of Marketing Organization is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys' fees) to SDI, Marketing Organization shall be liable therefore. Marketing Organization shall insure that only Marketers solicit applications for Variable Products. SDI shall not have any responsibility for the supervision, training or compliance with any law or regulation of any Marketer or any employee of Marketing Organization, and nothing in this Agreement shall be deemed to make such a Marketer or employee an agent or employee of SDI.

     Marketing Organization shall (i) supervise Marketers' compliance with all applicable suitability requirements under state insurance laws and regulations and (ii) provide adequate training to insure that Marketers have thorough knowledge of each Fixed Product and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Marketing Organization also shall (i) supervise Marketers' compliance with all applicable suitability requirements under federal and state securities laws and regulations and NASD rules and (ii) provide adequate training to insure that Marketers have thorough knowledge of each Variable Product and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Marketing Organization shall not, and shall cause the Marketers not to, recommend the purchase of a Product to a prospective purchaser unless it has reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable rules and regulations of any regulatory authority, including, in the case of Variable Products, the SEC and the NASD. Marketing Organization, in submitting an application for a Product, shall be deemed to have warranted to SDI, that it has made a determination of suitability based on information concerning the prospective purchaser's insurance and investment objectives, risk tolerance, need for liquidity, and financial and insurance situation and needs, or on such other factors that Marketing Organization deems appropriate under the circumstances and in compliance with applicable law.

     If a Marketer performs any unauthorized transaction with respect to a Product, fails to submit to the supervision of or otherwise meet the rules and standards of Marketing Organization, or fails to hold any required license, appointment, registration or association with Marketing Organization, Marketing Organization immediately shall notify SDI in writing and act to terminate the sales activities of such Marketer relating to the Products.

     Upon request by SDI, Marketing Organization shall furnish appropriate records or other documentation to evidence the diligent supervision of Marketers by Marketing Organization.

D. LICENSING. Marketing Organization agrees that neither it nor the Marketers shall solicit or submit applications for any of the Products unless Marketing Organization and its Marketers are properly licensed under all applicable state insurance laws. Marketing Organization

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     shall be responsible for each Marketer becoming so licensed and shall notify SDI if any Marketer ceases to be so licensed. With respect to sales of Variable Products: (1) Marketing Organization hereby confirms that it is a member in good standing of the NASD and agrees to notify SDI if it ceases to be a member of the NASD, (2) Marketing Organization agrees to abide by the applicable NASD Conduct Rules, which rules are incorporated herein as if set forth in full, and (3) Marketing Organization shall insure that all Marketers are duly registered pursuant to applicable state and federal securities laws and regulations and shall notify SDI if any Marketer ceases to be so registered.

     Marketing Organization shall provide to SDI adequate proof of any licenses, securities registration, bonds or other requirements or qualifications as may be required by SDI or the state or states where Marketing Organization is authorized to solicit insurance and securities.

E. ANTI-MONEY LAUNDERING. Marketing Organization agrees to abide by all applicable federal laws and regulations regarding anti-money laundering ("AML"), including the "know your customer" requirements. Marketing Organization acknowledges that SDI and insurance company expect Marketing Organization to perform all required customer identification under insurance company's AML program and any suspicious activity monitoring under insurance company's AML program where Marketing Organization is in a position to monitor for suspicious activity. Marketing Organization will certify to insurance company at least annually that it will perform such customer identification responsibilities and has implemented an AML program, and Marketing Organization will provide such other periodic AML-related certifications as insurance company may request. In addition, Marketing Organization will (1) notify insurance company of any customer identification or suspicious activity issues it identifies; (2) provide or arrange for the provision of AML training for appropriate personnel of Marketing Organization; and (3) allow reasonable access for insurance company's examiners (including outside examiners retained by insurance company) and appropriate government examiners to assess Marketing Organization's performance of the above obligations.

     If Marketing Organization relies on a registered investment adviser to perform certain procedures required by the customer identification rules, Marketing Organization must ensure that: (1) such reliance is reasonable under the circumstances; (2) the investment adviser is regulated by a federal functional regulator (i.e., the SEC); and (3) the investment adviser and the Marketing Organization enter into a contract requiring the investment adviser to certify to Marketing Organization no less frequently than annually that it has implemented an AML program, and that it will perform (or its agents will perform) specified requirements of Marketing Organization's customer identification program. Further, to the extent requested by insurance company, Marketing Organization shall provide to insurance company copies of certifications received by the Marketing Organization from investment advisers it is relying upon to meet its customer identification responsibilities.

     Section VII.A. of the Agreement is hereby deleted in its entirety and replaced with the following:


A. CONFIDENTIALITY. This Confidentiality provision shall survive the termination of this Agreement.

     1. Definition. "Confidential Information" for the purposes of this Agreement shall include all information of SDI and/or any of its affiliates to which Marketing Organization has had or will have access, whether in oral, written, electronic, graphic or machine-readable form, including without limitation business or financial information, customer information, customer names, operations or systems manuals, decision processes, specifications, profiles, system and management architectures, diagrams, graphs, models, sketches, technical data, research, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, proprietary ideas, concepts, know-how, methodologies and all other information related to SDI's business and/or the business of any of its affiliates. Confidential Information shall also include all information of a third party to which SDI and/or any of its affiliates have access and to which Marketing Organization or any of its Representatives (as defined below) has had or will have access, incorporating any of the information described herein.

          Confidential Information expressly includes "NPI." NPI has the meaning ascribed to "Nonpublic Personal Information" in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time (collectively, "Applicable Law") as it relates to SDI or its affiliates' customers. Marketing Organization shall keep, and shall cause its Representatives to keep, NPI confidential and may use and disclose NPI only as necessary to carry out those specific aspects of the business purpose for which the NPI is/was disclosed to Marketing Organization or the Marketers and in accordance with this Agreement and Applicable Law. Confidential Information also includes non-public personal or financial information as defined by any applicable state or federal laws, rules or regulations. Such definitions include, but are not limited to, information protected under applicable state insurance or state securities laws, as they may be amended from time to time.

          Confidential Information shall not include information that: (a) is in the public domain at the time of its use or disclosure to Marketing Organization or the Marketers through no fault of Marketing Organization or its Representatives; (b) was lawfully in the possession of or demonstrably known by Marketing Organization or the Marketers prior to its receipt from SDI or any of its affiliates; (c) is independently developed by Marketing Organization or the Marketers without use of or reference to the Confidential Information; or (d) becomes known to Marketing Organization lawfully from a third party that, to Marketing Organization's knowledge, is not subject to an obligation of confidentiality to SDI or any of its affiliates.

     2. Rights and Responsibilities. Marketing Organization represents, warrants and covenants that Marketing Organization is capable, has implemented and shall maintain appropriate physical, electronic and procedural safeguards of the Confidential Information that comply with state and federal laws and regulations, and that meet privacy obligations hereunder. Marketing Organization shall maintain the confidentiality of the Confidential Information using procedures reasonably calculated to comply with state and federal laws and regulations, as adopted and amended. Marketing Organization shall exercise no less than a reasonable degree of care to not: (a) transfer, disclose, allow access to or duplication of any of the Confidential Information to or by any third party; (b) use any of the Confidential Information for any purpose other than in connection with the business purpose for which it was disclosed; or (c) take any other action with respect to the Confidential Information inconsistent with the confidential and proprietary nature of such information, without prior written permission from SDI.

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          Marketing Organization may disclose the Confidential Information to the officers, directors, employees, Marketers, consultants, attorneys, accountants, agents or other representatives (each, a "Representative") of Marketing Organization who have a need to know such Confidential Information solely in connection with the business purpose for which it was disclosed, provided that Marketing Organization shall: (i) cause such Representatives to comply with this Agreement; and (ii) assume full responsibility for any breach of this Agreement caused by any such Representatives. Marketing Organization shall promptly notify SDI of any disclosure or use of any Confidential Information by any of their Representatives in breach of this Agreement. SDI reserves the right, without an obligation to do so, to review Marketing Organization's policies and procedures used to maintain the confidentiality of Confidential Information.

          If Marketing Organization is required to disclose any of the Confidential Information pursuant to a subpoena, court order, statute, law, rule, regulation or other similar requirement (a "Legal Requirement"), Marketing Organization shall, to the extent permitted by law, provide prompt notice of such Legal Requirement to SDI so it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If SDI is not successful in obtaining a protective order or other appropriate remedy and Marketing Organization is, in the opinion of its counsel, compelled to disclose such Confidential Information under pain of liability for contempt of court or other censure or liability, or if SDI waives compliance with the provisions of this Agreement in writing, then Marketing Organization may disclose, without liability hereunder, such Confidential Information in accordance with, but solely to the extent necessary, in the opinion of its counsel to comply with, the Legal Requirement.

          Marketing Organization acknowledges that a breach of its obligations under this section on Confidentiality shall result in irreparable and continuing damage to SDI for which monetary damages may not be sufficient, and agrees that in addition to SDI's other rights and remedies hereunder or at law, SDI shall be entitled to injunctive and/or other equitable relief, and such further relief as may be awarded by a court of competent jurisdiction.

SECURITY DISTRIBUTORS, INC.

By:            /s/ Gregory J. Garvin
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Title:                President
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